UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) December 21, 2007

Santa Fe Gold Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-20430	84-1094315
(Commission File Number)	(IRS Employer Identification No.)

1128 Pennsylvania NE, Suite 200
Albuquerque, NM 87110
(Address of Principal Executive Offices)(Zip Code)

Registrant's Telephone Number, Including Area Code (505) 255-4852

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( ) Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a -12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

( ) Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02. Unregistered Sales of Equity Securities

THE SUMMARY OF THE PRIVATE PLACEMENT SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE SECURITIES PURCHASE AGREEMENT; 7% SENIOR SECURED CONVERTIBLE DEBENTURE DUE DECEMBER 21, 2012; WARRANT; AND MORTGAGE, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT EXECUTED BY THE COMPANY IN CONNECTION WITH THE PRIVATE PLACEMENT. THE FORMS OF SUCH DOCUMENTS ARE FILED AS EXHIBITS TO THIS FORM 8-K.

On December 21, 2007, Santa Fe Gold Corporation (the “Company”) announced it entered into definitive agreements for the placement with a single investor of a 7% Senior Secured Convertible Debenture in the amount of $13,500,000. Proceeds from the debenture will be issued in accordance with a pre-determined funding schedule related to the project’s anticipated construction requirements during 2008. The term of the debenture is 60 months, at the end of which time all remaining principal and interest shall be due.

The debenture bears interest at the rate of 7% per annum. Interest will accrue until June 30, 2009. Interest on the outstanding principal balance will then be payable in quarterly installments commencing on July 1, 2009. Interest may be paid in cash or stock at the investor’s election. If paid in stock, the number of shares will be calculated using the average of the daily volume weighted average sales prices of the common stock for the twenty (20) trading days immediately preceding the payment date. The entire amount of principal and any unpaid interest will be due December 31, 2012, subject to the investor’s right to require the Company after 36 and 48 months to apply up to 30% of the Summit project’s positive cash flow toward retirement of the debenture.

The debenture is secured by a mortgage on the Summit real property and a security interest in Summit personal property.

The investor may at any time convert unpaid principal and interest into shares of the Company’s common stock at the rate of $1.00 per share. The debenture will be automatically converted into common stock if the weighted average closing sales price of the stock exceeds $2.50 per share for 10 consecutive trading days.

For every $2.00 of the original principal amount of the debenture, the investor will receive one common stock purchase warrant to purchase one share of common stock at a price of $1.00. The warrants are exercisable from July 1, 2010 to December 31, 2014.

The Company may redeem the entire outstanding amount of the debenture, including principal and outstanding interest, beginning 36 months after the closing date, subject to the investor’s right to convert the debenture into shares of common stock.

In connection with the transaction, the Company will pay an account management fee of 2% ($270,000).

The company agreed to file a registration statement covering the shares underlying the notes and warrants upon request of the investor.

The Company undertook this offering in reliance upon Section 4(2) and Rule 506 of Regulation D of the Securities Act of 1933, as amended.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

The following exhibits are filed herewith:

Exhibit
Number	Description

4.1	Securities Purchase Agreement
4.2	7% Senior Secured Convertible Debenture
4.3	Warrant
4.4	Mortgage, Security Agreement, Fixture Filing and Financing Statement
4.5	Form of Legal Opinion
99.1	Press Release dated December 21, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SANTA FE GOLD CORPORATION
(Registrant)

Date: December 21, 2007	/s/ W. Pierce Carson
W. Pierce Carson
Chief Executive Officer

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